SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

ALARION FINANCIAL SERVICES, INC.

(Name of Registrant as Specified in its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ALARION FINANCIAL SERVICES, INC.

April 6, 2007

To Our Shareholders:

The 2007 will be held at the Gainesville Country Club, 7300 SW 35th Way, Gainesville, Florida on May 9, 2007, at 3:00 p.m., Eastern Time. The Notice of the Annual Meeting of Shareholders and Proxy Statement attached to this letter describe the formal business that will be transacted at the Annual Meeting and provide material information concerning that business. Our Directors and officers, as well as a representative of the accounting firm, Hacker, Johnson & Smith, P.A., will be present at the Annual Meeting to answer any questions you might have about the Company.

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and signing the enclosed proxy card. Should you attend the Annual Meeting and prefer to vote in person, you will be given that opportunity.

On behalf of the Board of Directors and all the employees of Alarion Financial Services, Inc., we look forward to seeing you at the Annual Meeting.

Sincerely,

Jon M. Kurtz
President and Chief Executive Officer

ALARION FINANCIAL SERVICES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 9, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (“Annual Meeting”) of Alarion Financial Services, Inc. (“AFSI”) will be held at the Gainesville Country Club, 7300 SW 35th Way, Gainesville, Florida on May 9, 2007, at 3:00 p.m., Eastern Time, to consider the following proposals:

➢	Proposal I Election of nine members of AFSI’s Board of Directors;

➢	Proposal II Ratification of the selection of Hacker, Johnson & Smith, P.A. as AFSI’s independent auditors for the year ending December 31, 2007; and

➢	Proposal III Adjournment of the Annual Meeting to solicit additional proxies in the event there are not sufficient votes to approve Proposal I and/or II.

The Board of Directors has fixed the close of business on March 23, 2007, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only holders of common stock of record at that time will be entitled to vote at the Annual Meeting, or any adjournment thereof. In the event there are insufficient votes to approve Proposals I and/or II at the Annual Meeting, it may be adjourned upon approval of Proposal III, to permit further solicitation of proxies.

By Order of the Board of Directors,

Jon M. Kurtz
President and Chief Executive Officer

Ocala, Florida

April 6, 2007

ALARION FINANCIAL SERVICES, INC.—PROXY STATEMENT

These proxy materials are being provided in connection with the solicitation of proxies by the Board of Directors of Alarion Financial Services, Inc. (“AFSI”) to be voted on at the 2007 Annual Meeting of Shareholders, and any adjournment thereof (“Annual Meeting”). AFSI’s Annual Report, which includes the financial statements for the fiscal year ended December 31, 2006, accompanies this Proxy Statement, which is first being mailed to shareholders on or about April 6, 2007.

Date, Time and Location

➢	Wednesday, May 9, 2007

➢	3:00 p.m. local time

➢	Gainesville Country Club

7300 SW 35th Way, Gainesville, Florida

Solicitation and Voting of Proxies

This Proxy Statement and the accompanying Proxy Card are being furnished to AFSI shareholders in connection with the solicitation of proxies by the Board of Directors of AFSI, the parent holding company of our wholly-owned subsidiary Alarion Bank (“Bank”).

Regardless of the number of shares of common stock that you own, it is important that your shares be represented by proxy or that you be present at the Annual Meeting. To vote by proxy, please indicate your vote in the spaces indicated on the enclosed Proxy Card and return it signed and dated, in the enclosed postage-paid envelope. Proxies obtained by the Board of Directors will be voted in accordance with the directions given therein. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly executed proxy will be voted in accordance with the Board of Directors’ recommendations as stated in this Proxy Statement.

In order for us to have a quorum present to be able to convene the Annual Meeting, it is important that your proxy be returned promptly, whether or not you presently plan to attend the Annual Meeting in person. Therefore, please complete, sign, and date the enclosed Proxy Card and return it in the enclosed postage-paid envelope prior to the Annual Meeting date, so that your proxy can be counted for purposes of establishing a quorum in order for the Annual Meeting to proceed as scheduled.

Revocation of Proxy

In the event you plan to attend the Annual Meeting in person, your presence at the Annual Meeting will not automatically revoke your proxy. However, you may elect to revoke your proxy at any time prior to its exercise by any of the following methods:

•	Delivering a written notice of revocation to AFSI;

ALARION FINANCIAL SERVICES, INC. • PROXY STATEMENT

One Northeast First Avenue Ocala, Florida 34470

•	Delivering a duly executed proxy bearing a later date to AFSI; or

•	Attending the Annual Meeting and voting in person.

Voting Procedures

Our Articles of Incorporation do not provide for cumulative voting. Under the Florida Business Corporation Act (“Act”), directors are elected by a plurality of the votes cast at a meeting at which a quorum is present. Our Bylaws provide that a majority of shares entitled to vote and represented in person or by proxy at a shareholder meeting constitutes a quorum. Therefore, each shareholder of record on the record date has the right to vote, in person or by proxy, the number of shares owned by him or her for as many director nominees as there are directors to be elected. For example, if you own five shares, you may vote a maximum of five shares for each director to be elected.

Other matters are approved if affirmative votes cast for a proposal exceed the votes cast against that proposal at a meeting at which a quorum is present, unless a greater number of affirmative votes or voting by classes is required by the Act or our Articles of Incorporation. Abstentions and broker non-votes, as discussed below, have no effect on these types of matters under the Act.

If your shares are held in “street name,” under certain circumstances your brokerage firm may elect to vote your shares on your behalf. Brokerage firms have authority to vote their customers’ shares on certain “routine” matters, including the election of directors. When a brokerage firm votes its customers’ shares on routine matters, these shares are also counted for purposes of establishing a quorum to conduct business at the meeting. However, a brokerage firm does not have the authority to vote its customers’ shares on non-routine matters. Accordingly, these shares are not counted as votes against a non-routine matter, but rather are not counted at all for these matters. There are no non-routine matters to be considered at this Annual Meeting.

As previously stated in the Notice, the close of business on March 23, 2007, has been fixed by the Board of Directors as the “record date” for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, and any adjournment thereof. As of February 28, 2007, there were 2,062,947 shares of AFSI common stock outstanding which were held by approximately 600 shareholders.

BOARD OF DIRECTORS MEETINGS

During 2006, the Boards of Directors of AFSI held 12 regular meetings and no special meetings. In 2006, each of our directors attended at least 75% of the meetings of the Boards and any committees on which he or she served. AFSI also requires its directors to attend AFSI’s Annual Meeting of Shareholders. In 2006, each director attended the meeting.

ALARION FINANCIAL SERVICES, INC. • PROXY STATEMENT

One Northeast First Avenue Ocala, Florida 34470

COMMITTEES OF THE BOARD OF DIRECTORS

Since our holding company reorganization in November of 2005, the Bank’s Audit Committee has served as AFSI’s Audit Committee, because AFSI’s operations have been limited to those of the Bank. In the future, AFSI anticipates that it will form its own Audit Committee, whose members are expected to be the same as the Bank’s Audit Committee.

AFSI does not have standing Nominating Committee. The Board of Directors as a whole (excluding Jon M. Kurtz) performs the functions of a Nominating Committee for purposes of the annual selection of nominees for the election of directors. AFSI believes a Nominating Committee is not necessary because the Board as a whole, considers its nominees, is very familiar with the community, and is knowledgeable regarding the selection of directors from within the Ocala and Gainesville communities. In addition, eight of its nine members are considered “Independent Directors” under NASDAQ standards. The Board does not have a Charter or other written guidelines for its nominating process. While the Board of Directors will consider nominees recommended by shareholders, it has not actively solicited such recommendations, nor has it to date established any director nominee criteria or shareholder nominee procedures. The Board has historically selected nominees based on their activity in the community and their involvement with the Bank. These are the same standards AFSI would apply in evaluating shareholder nominees.

The Compensation Committee for AFSI and the Bank is composed of Carol R. Bosshardt, Michael P. Hill, Ignacio L. Leon and Job E., White. The Compensation Committee is responsible for evaluating the personnel needs of AFSI and the Bank. AFSI currently does not compensate, other than stock option grants and compensation received from the Bank, any of its officers and has no other employees. The Committee has yet to adopt a charter and all of the members are considered independent by Nasdaq’s definition.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors believes that the members of the Audit Committee are all “Independent Directors” under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards, in that none of the members have any relationships that would impair their abilities to objectively and impartially execute their duties.

The functions of the Audit Committee are focused on three areas:

➢	The adequacy of AFSI’s internal controls and financial reporting process and the reliability of AFSI’s financial statements;

➢	The performance of AFSI’s internal auditors and the independence and performance of AFSI’s independent auditors; and

➢	AFSI’s compliance with legal and regulatory requirements.

ALARION FINANCIAL SERVICES, INC. • PROXY STATEMENT

One Northeast First Avenue Ocala, Florida 34470

The Audit Committee has met periodically with management to consider the adequacy of AFSI’s internal controls and the objectivity of its financial reporting. These matters were discussed with AFSI’s independent auditors. The Audit Committee also met with the independent auditors without management present. The independent auditors have unrestricted access to the members of the Audit Committee. In addition, the Audit Committee also recommends to the Board the appointment of the independent auditors and periodically reviews their performance, fees, and independence from management.

The Audit Committee has determined that Job E. White has the requisite financial expertise to qualify as an “audit committee financial expert” as defined by Securities and Exchange Commission Rules. The Board also believes that all of our current Audit Committee members have a level of financial literacy and familiarity with banking operations sufficient to provide strong financial guidance to the Audit Committee and AFSI, with the assistance of our independent auditors. Presently, the Audit Committee does not have a charter, though it intends to adopt one in the future.

Management has primary responsibility for AFSI’s financial statements and the overall reporting process, including the system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations, and cash flows of AFSI in conformity with accounting principles generally accepted in the United States of America, and discuss with the Audit Committee any issues that they believe should be raised and addressed. The Audit Committee monitors these processes, relying without independent verification, on the information provided to the Audit Committee and on the representations made by management and the independent auditors.

This year, the Audit Committee reviewed AFSI’s audited financial statements as of, and for, the fiscal year ended December 31, 2006, and met with both management and AFSI’s independent auditors to discuss those financial statements. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee received from, and discussed with, AFSI’s independent auditors, Hacker, Johnson & Smith, P.A., the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to the independent auditor’s independence from AFSI. The Committee also received from Hacker, Johnson & Smith, P.A. communications regarding the Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that AFSI’s audited financial statements be included in AFSI’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006. The Audit Committee met once, and all members attended that meeting. Respectfully submitted,

Job E. White, Chairman – Gloria W. Fletcher – Thomas W. Williams, Jr.

ALARION FINANCIAL SERVICES, INC. • PROXY STATEMENT

One Northeast First Avenue Ocala, Florida 34470

PROPOSAL I. ELECTION OF DIRECTORS

The Board of Directors is presently comprised of nine members, each of whom is being considered for re-election for a one-year term. To the best of our knowledge, no director nominee is being proposed for election pursuant to any agreement between that person and any other person.

The nine nominees are, Spencer Barrett, Carol R. Bosshardt, Gloria W. Fletcher, Michael P. Hill, Jon M. Kurtz, Ignacio L. Leon, Loralee W. Miller, Job E. White, and Thomas W. Williams, Jr., who have all indicated their willingness to stand for election and to serve as directors if elected. Each AFSI director also serves as a director of the Bank and, with the exception of Dr. Leon, has served since AFSI’s inception. Should any of the director nominees become unable or unwilling to serve, proxies will be voted for the election of such other person(s) as the Board of Directors may choose to nominate.

As previously discussed in this Proxy Statement, the affirmative vote of a plurality of the votes cast at the Annual Meeting is needed to elect each director. Abstentions and withheld votes will have the same effect as votes against a director nominee.

The following sets forth the names of the director nominees and a brief description of their principal occupations and business experience, and certain other information.

Spencer Barrett, age 55, has been the President of S. Barrett & Sons, Inc., an insurance brokerage firm, located in Ocala, Florida since 1984. Mr. Barrett is also the President of Penguin Commercial, Inc., which specializes in real estate investments. He is licensed as a stock broker, and also has a license to sell insurance. He also received a Certified Life Underwriter designation from the American College, Bryn Mawr, Pennsylvania in 1979.

Carol R. Bosshardt, age 60, has been the Chief Executive Officer of Bosshardt Realty Services in Gainesville, Florida since 1987. She was a director of Millennium Bank in Gainesville, from 1998 to 2004. Ms. Bosshardt earned a Bachelor of Arts degree in social work from the University of Wisconsin in 1969 and her MBA from the University of Florida in July 2005. She is a long-standing member of the Gainesville community.

Gloria W. Fletcher, age 58, has been a practicing attorney since 1986. She currently specializes in criminal defense law with the firm of Gloria W. Fletcher, P.A. in Gainesville, Florida. Ms. Fletcher graduated with her Juris Doctorate from the University of Florida, College of Law in 1985. She has also been the Secretary and Treasurer for Legacy Realty & Property, LLC and Legacy Property Development, both in Gainesville since 2003. Ms. Fletcher has previously been licensed as real estate salesperson.

ALARION FINANCIAL SERVICES, INC. • PROXY STATEMENT

One Northeast First Avenue Ocala, Florida 34470

Michael P. Hill, age 59, for the past 16 years, has been Administrative Director of the Robert Boissoneault Oncology Institute, a five office medical practice located in three counties in Central Florida. Mr. Hill served as a senior officer and Secretary to the Board of Directors at Mid State Federal Savings and Loan (now AmSouth Bank) in Ocala, Florida for 14 years. He is also a past President of the Economic Development Council, as well as a past President of the Public Education Foundation of Marion County. He graduated from the University of Florida in 1969 with a degree in Business Administration. Mr. Hill is a Vietnam-era veteran and has lived in Ocala, Florida for over 30 years.

Jon M. Kurtz, age 57, is the President and Chief Executive Officer of AFSI and the Bank. He was formerly an Executive Vice President of SunTrust Bank, North Central Florida, in Ocala, Florida. Mr. Kurtz worked for SunTrust from 1992 until his resignation so that he could join the Bank in March of 2004. Prior to 1992, he was Chief Credit Officer at California Federal Bank in Ft. Lauderdale, Florida from 1990 to 1992. His other prior banking experience includes holding senior management positions with Florida National Banks, Guaranty National Bank of Tallahassee, and with SunTrust Bank. Mr. Kurtz earned a Bachelor of Science degree from Babson College in 1970, and a Masters in Business Administration from the University of South Florida in 1975.

Ignacio L. Leon, age 54, has been the Manager of Haras Santa Maria de Araras, S.A., a thoroughbred breeding and training facility in Ocala, Florida since 1986. Dr. Leon holds a veterinary medicine degree from Facultad de Ciencias Veterinarias, Universidad de Buenos Aires in Argentina. Mr. Leon has been a director of AFSI and the Bank since 2005.

Loralee W. Miller, age 58, has been a resident of the Gainesville area since 1982. She received a Baccalaureate degree in education from Georgia State University in 1971 and a Masters Degree in education from the University of Central Florida in 1979. She earned her Masters while serving on the professional staff of the First Baptist Church of Winter Park, Florida, and as Director and Headmaster of its Learning Tree Preschool, also in Winter Park. From April 1998 through February 2004, Ms. Miller was an organizer and former director of Millennium Bank in Gainesville, Florida. During that period, she also served on the Executive Committee, Loan Committee, and as Chairperson of the Marketing Committee. Other experience includes the management of family-owned commercial, residential, and agricultural real estate businesses, and serving as President of Lake Area Development Company, a privately held local company. She is also a Realtor and an independent contractor with Bosshardt Realty Services, Inc. in Gainesville. Her community activities include memberships in the Women’s Council of Realtors, and Council for Economic Outreach. She has also previously served several terms as a member of the Board of Directors of Oak Hall School.

Job E. White, age 51, is a graduate from the University of Florida and is a lifelong resident of Gainesville, Florida. He is a partner in the firm of Reddish and White, CPA in Gainesville, Florida, and a partner in Suite USA, Inc., a company that manages Campus Lodge Apartments throughout the United States. He is a past President of the Chamber of Commerce and the Kiwanis Club in Bradford County. Mr. White is also a past President of the Economic Growth and Development in Bradford County.

ALARION FINANCIAL SERVICES, INC. • PROXY STATEMENT

One Northeast First Street Ocala, Florida 34470

Thomas W. Williams, Jr., age 56, is a real estate developer and builder in the Alachua County, Florida area. Mr. Williams is also real estate broker, licensed in both Florida and Georgia, and is also involved in tree farming. Mr. Williams graduated from the University of Georgia in 1972 with a degree in Agriculture.

The Board of Directors Recommends that the Shareholders Vote “For” the Election of the Nine Director Nominees.

BENEFICIAL STOCK OWNERSHIP OF

DIRECTORS AND EXECUTIVE OFFICERS

The following table contains information regarding the current beneficial ownership of AFSI common stock of each director as of the record date. To the best of our knowledge there are no shareholders who are beneficial owners of more than 5% of our common stock.

Name	Number of Shares(1)	Right to Acquire(2)	Percent of Ownership(3)
Spencer Barrett	19,000	-0-	0.92
Carol R. Bosshardt	48,125	38,617	4.13
Gloria W. Fletcher	51,500	34,941	4.12
Michael P. Hill	15,000	17,907	1.58
Jon M. Kurtz	24,833	40,183	3.09
Ignacio L. Leon	12,250	2,500	0.71
Loralee W. Miller	30,000	27,486	2.75
Job E. White	30,878	28,706	2.85
Thomas W. Williams, Jr.	45,000	31,593	3.66

Total (9 people)	276,586	221,933	21.16

(1)	Includes shares for which the named person:
•	Has sole voting and investment power;
•	Has shared voting and investment power; or
•	Holds in an IRA or other retirement plan.
(2)	Warrants issued in the initial stock offering and options that are vested or will vest within 60 days.
(3)	Based on 2,062,947 shares outstanding and only the listed beneficial owner exercising his or her warrants and/or options.

ALARION FINANCIAL SERVICES, INC. • PROXY STATEMENT

One Northeast First Street Ocala, Florida 34470

EXECUTIVE COMPENSATION

Our executive compensation program is designed to:

➢	attract and retain qualified management;

➢	meet short-term financial goals; and

➢	enhance long-term shareholder value.

We strive to pay each executive officer of AFSI and the Bank a base salary that would be comparable with that which would typically be paid to a fully qualified officer of a similar position in our market area. Our Board of Directors determines the level of base salary and any incentive bonus for the Chief Executive Officer and President and other officers of the Bank based upon competitive norms, derived from surveys published by several independent banking institutes and private companies specializing in analysis of financial institutions. Such surveys provide information regarding compensation of financial institution officers and employees based on the size and geographic location of the financial institution and serve as a benchmark for determining executive salaries. Actual salary changes and discretionary bonus awards are based upon our Board of Directors’ evaluation of the Bank’s performance, the officer’s responsibilities and individual performance standards. AFSI paid no salaries in 2006.

Board Committee Interlocks and Insider Participation in Compensation Decisions

Our Chief Executive Officer and President Jon M. Kurtz, who is also the Chief Executive Officer and President of the Bank, serves as a member of both Boards of Directors. Mr. Kurtz participated in the Board’s deliberations regarding executive compensation, but did not participate in any deliberations regarding his own compensation. Mr. Kurtz’s current annual salary is $170,000.

Summary Compensation Table

The Summary Compensation Table below shows compensation information regarding our Chief Executive Officer and President, Mr. Kurtz and our Acting Chief Financial Officer and Alachua County President and our Executive Vice President and Senior Lender. No other executive officer received compensation at a level required to be reported herein by Securities and Exchange Commission regulations.

[Table to follow this page]

ALARION FINANCIAL SERVICES, INC. • PROXY STATEMENT

One Northeast First Street Ocala, Florida 34470

2006 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	All Other Compensation	Total
Jon M. Kurtz AFSI & Bank CEO/President	2006	$140,000	$20,000	$32,893	$192,893	(1)
Robert L. Page AFSI Acting CFO Alachua County Bank President	2006	$105,000	$12,500	$13,719	$131,219	(1)
Walter Czuryla Bank Senior Lender and Executive Vice President	2006	$105,000	$12,500	$10,109	$127,609	(1)

(1)	Includes country club dues, health and dental insurance, and 401(k) Plan contributions

Outstanding Equity Awards at 2006 Fiscal Year-End

The following table provides information as of December 31, 2006, regarding the AFSI stock options that have been awarded to the named executive officer under AFSI’s 2005 Stock Plan, which is further described below. The information listed below pertains to those stock options or portions thereof which have not yet been exercised and are currently outstanding.

2006 Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Name	Exercisable	Unexercisable
Jon M. Kurtz AFSI & Bank President/CEO	31,250	-0-	-0-	$10.00	12/14/15

ALARION FINANCIAL SERVICES, INC. • PROXY STATEMENT

One Northeast First Street Ocala, Florida 34470

2005 STOCK PLAN SUMMARY

Grants

The 2005 Stock Plan provides for grants of options to purchase common stock, restricted shares of common stock (which may be subject to both grant and forfeiture conditions) (“Restricted Stock”), Restricted Stock Units which are contractual rights to receive shares of Restricted Stock at a future date or upon the occurrence of a future event, and grants of stock appreciation rights (entitling the grantee to receive the difference in value between the underlying common stock on the date of exercise and the value of such stock on the date of grant) (“SARs”), which may be either freestanding or granted in tandem with an option. Options to purchase common stock may be either incentive stock options (“ISOs”), which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-qualified stock options which are not intended to satisfy the requirements of Section 422 of the Code (“NQOs”).

Securities to be Offered

Initially, 225,000 shares of common stock were reserved for use under the 2005 Stock Plan, representing 15% of AFSI’s outstanding stock. When new shares of common stock are issued, an additional 15% of such shares will also be reserved, up to a maximum of 450,000 shares. Therefore, as options are exercised or new stock is issued, additional shares can be reserved. At no time will the number of shares reserved exceed 15% of our outstanding stock. Any shares subject to an option that remain unissued after the cancellation, expiration or exchange of an option and any shares of Restricted Stock which are forfeited will again become available for use under the 2005 Stock Plan. Any shares which are surrendered for cash or common stock, or a combination thereof, and any shares of common stock used to satisfy a withholding obligation shall not again become available for use under the 2005 Stock Plan. At December 31, 2006, 231,431 shares were reserved under the 2005 Stock Plan, with grants of stock options to purchase 218,001 shares outstanding.

Administration of Plan

The 2005 Stock Plan is administered by a Committee of the Board, which has the sole authority to grant options, SARs, Restricted Stock, and Restricted Stock Units. The Committee must consist of at least two directors, each of whom is a disinterested person under Rule 16b-3 under the Securities Exchange Act of 1934 and each of whom shall be or be treated as an “outside director” for purposes of Section 162(m) of the Code. The Board has authorized the Committee to interpret the 2005 Stock Plan and to determine the employees and directors to receive grants, the number of shares to be granted, the terms of option grants and restrictions on shares, the provisions of the respective option, Restricted Stock, and SAR agreements (which need not be identical), and to take such other action in the administration and operation of the 2005 Stock Plan as the Committee deems equitable under the circumstances. The Board of Directors, however, has reserved to itself the right to amend or terminate the 2005 Stock Plan. However, no amendment may be effected without approval of the shareholders to the extent such

ALARION FINANCIAL SERVICES, INC. • PROXY STATEMENT

One Northeast First Street Ocala, Florida 34470

approval is required under applicable law, Code Section 422, Rule 16b-3 or any applicable stock exchange rule. Furthermore, in no case can stock options be re-priced either by cancellation and re-grant or by lowering the exercise price of a previously granted award.

Eligibility

The Compensation Committee selects employees and directors to participate in the 2005 Stock Plan. An employee includes any employee of the Bank or AFSI whose performance is, in the judgment of the Committee, directly or indirectly, material to the success of the Bank or AFSI, and who is not a 10% shareholder. Employees are eligible for the grant of ISOs, NQOs, Restricted Stock, and SARs. Non-employee directors are only eligible for the grant of NQOs, SARs, and Restricted Stock.

Terms of Options

The 2005 Stock Plan authorizes the grant of ISOs or NQOs, both of which are exercisable for shares of common stock. All option grants to non-employee directors must be NQOs. Options may be granted for any reason the Committee deems appropriate under the circumstances. The price at which an option may be exercised for a share of common stock may not be less than the fair market value of a share of common stock on the date the option is granted. The “fair market value” means the closing price per share as reported in a financial periodical on the date the option is granted, or if no such closing price is available on such day, the closing price for the immediately preceding business day, or if no such prices are reported, a price determined by the Committee acting in good faith; provided, however, the fair market value can never be less than the book value of a share.

The period during which a stock option may be exercised shall be determined by the Committee at the time of option grant and may not extend more than 10 years from the date of grant. An option or portion thereof that is not exercised before expiration of the applicable option period shall terminate. An option agreement may provide for the exercise of an option within 90 days after the employment of an employee or the status of an individual as a director has terminated for any reason, except that the period may be extended to one year in the case of death or disability. The 2005 Stock Plan shall expire, and no further grants shall be made, 10 years after its approval by the shareholders.

The aggregate fair market value of ISOs granted to an employee under the 2005 Stock Plan which first becomes exercisable in any calendar year may not exceed $100,000.

Stock Appreciation Rights

Under the 2005 Stock Plan, stock appreciation rights may be granted as part of a stock option (a “Related Option”) with respect to all or a portion of the shares of common stock subject to the Related Option (a “Tandem SAR”) or may be granted separately (a “Freestanding SAR”). Tandem SARs and Freestanding SARs are collectively referred to as “SARs.” The share value of a Freestanding SAR shall be set forth in the related SAR agreement, and may not be less than the fair market value of a share of common stock on the date of grant of the SAR. The share

ALARION FINANCIAL SERVICES, INC. • PROXY STATEMENT

One Northeast First Street Ocala, Florida 34470

value of a Tandem SAR shall be determined by the exercise price of the Related Option, which also may not be less than the fair market value of a share of common stock on the date of grant. The grant of SARs may be subject to such other terms as the Committee deems appropriate.

When a Freestanding SAR is exercised, the employee receives a payment determined by calculating the difference between the share value at grant as set forth in the SAR agreement and the fair market value of a share of common stock on the date of exercise. On the exercise of a Tandem SAR for a number of shares, the Related Option is deemed to be surrendered to the extent of the same number of shares and the payment is based on the increase in fair market value of common stock on the exercise date over the value stated in the option agreement. Payment may be made in cash or stock, or a combination of cash and stock. The form and timing of payments shall be determined by the Committee. As of December 31, 2006, no SARs had been granted by AFSI.

Restricted Stock

Shares of Restricted Stock may be granted to employees and directors and may be subject to one or more contractual restrictions as established by the Committee at the time of grant and as set forth in the related Restricted Stock agreement. The agreement will set forth the conditions, if any, which will need to be satisfied before the grant will be effective and the conditions, if any, under which the employee’s or director’s interest in the Restricted Stock will be forfeited. As soon as practicable after a grant has become effective, the shares will be registered to or for the benefit of the employee or director. The Restricted Stock agreement will state whether the employee or director has the right to receive any cash dividends paid with respect to the shares of Restricted Stock. If the employee or director has no right to receive cash dividends, the agreement may give the employee or director the right to receive a cash payment in the future in lieu of the dividend payments, provided certain conditions are met. Dividends declared on the shares of Restricted Stock after grant, but before the shares are forfeited or become non-forfeitable, are treated as part of the grant of the related Restricted Stock. An employee or director has the right to vote the shares of Restricted Stock after grant until they are forfeited.

Shares of Restricted Stock may vest in installments or in total upon satisfaction of the stipulated conditions. If the restrictions are not satisfied, the shares are forfeited and again become available under the 2005 Stock Plan. To enforce the restrictions, all shares of Restricted Stock will be held by AFSI until the restrictions are satisfied. The exercise or surrender of any option granted under the 2005 Stock Plan and the acceptance of a Restricted Stock grant shall constitute an employee’s or director’s full and complete consent to whatever actions the Committee deems necessary to satisfy the federal and state tax withholding requirements, if any, which the Committee in its discretion deems applicable to such exercise or surrender of such Restricted Stock. The Committee also can provide that an employee or director may elect to satisfy federal and state tax withholding requirements through a reduction in the number of shares of Bank common stock actually transferred to the employee or director under the 2005 Stock Plan. Any such election and any such reduction shall satisfy the conditions to the exemption under Rule 16b-3. Grants of Restricted Stock will be effective for periods as determined by the Committee, provided no Restricted Stock may be granted after the earlier of

ALARION FINANCIAL SERVICES, INC. • PROXY STATEMENT

One Northeast First Street Ocala, Florida 34470

the tenth anniversary of the 2005 Stock Plan being approved by the shareholders or the date on which all shares of common stock reserved under the 2005 Stock Plan have been issued or are unavailable for use under the 2005 Stock Plan, in which event the 2005 Stock Plan also shall terminate on such date.

In the case of Restricted Stock grants, which vest only on the satisfaction of performance objectives, the Committee shall determine the performance objectives to be used in connection with Restricted Stock awards and shall determine the extent to which such objectives have been met. Performance objectives may vary from participant to participant and between groups of participants and shall be based upon such performance factors and criteria as the Committee in its sole discretion shall select among one or more of the following: stock price, earnings per share, return on equity, return on capital, net income, return on assets or total return to shareholders. As of December 31, 2006, no restricted stock had been granted by AFSI.

DIRECTOR COMPENSATION

In 2006, neither AFSI nor the Bank paid to their directors any cash or non-cash compensation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ASFI does not make loans to its directors, officers or employees. The Bank, however, does promote lending relationships with our directors, officers and employees. Loans made to directors, executive officers and principal shareholders, defined as individuals owning 10% or more of AFSI’s common stock (collectively, “Affiliates”) are governed under the provisions of Section 22(h) of the Federal Reserve Act, which requires that any loans made to Affiliates, or to any related interest of an Affiliate, must: (i) be on substantially the same terms, including interest rates and collateral as those prevailing at the time for comparable transactions with non-affiliated parties; and (ii) not involve more than the normal risk of repayment or present other unfavorable features. There is, however, an exception for loans made to employees who are Affiliates that are made pursuant to a benefit or compensation package that is widely available to all Bank employees and does not give a preference to Affiliates. There is also an aggregate limit of $25,000, or 5% of the amount of the Bank’s unimpaired capital and unimpaired surplus on all loans to an individual Affiliate, unless the amount has been approved by the Board of Directors and the Affiliate has abstained from participating in the voting.

There is a further exception regarding loans to executive officers of the Bank. Executive officers are those people who participate, or who have authority to participate, in major policy making functions of the Bank, regardless of their title. The Bank may lend any otherwise permissible sum of money to an executive officer for: (i) financing the education of the officer’s children; (ii) a Board of Director’s approved first mortgage on the officer’s residence; or (iii) a loan secured by certain low-risk collateral. The Bank may also lend up to the higher of $25,000 or 2.5% of the Bank’s unimpaired capital and unimpaired surplus (but never more than $100,000) to an executive officer for any other purpose.

ALARION FINANCIAL SERVICES, INC. • PROXY STATEMENT

One Northeast First Street Ocala, Florida 34470

As of December 31, 2006, the Bank had an aggregate total of $7,180,000 outstanding in loans and other extensions of credit to Affiliates. All of the outstanding loans to directors and executive officers are performing pursuant to their terms.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

Beginning in 2006, Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors, and any person who beneficially owns more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors, and more than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms which they file. During 2006, no such filings were untimely made.

PROPOSAL II. RATIFICATION OF THE APPOINTMENT OF THE

INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING

DECEMBER 31, 2007

Following consultation with the Audit Committee, the Board of Directors intends to retain the accounting firm of Hacker, Johnson & Smith, P.A. (“Hacker, Johnson”), as the independent auditors for AFSI and the Bank for the fiscal year ending December 31, 2007. A representative from the firm is expected to be present at the Annual Meeting to make a statement and to respond to any shareholder questions.

Audit Fees: The aggregate fees billed for professional services by Hacker, Johnson, in connection with the audit of the annual financial statements and the reviews of the financial statements included in AFSI’s filings with the Securities and Exchange Commission for the fiscal year December 31, 2005 and December 31, 2006, were $18,000 and $32,000, respectively.

Audit-Related Fees: In 2005 and 2006, Hacker, Johnson did not bill AFSI or the Bank for any other audit-related fees.

Tax Fees: In 2005 and 2006, Hacker, Johnson billed AFSI $3,500 and $7,000, respectively, for tax compliance or advice.

All Other Fees: Excluding the fees described above, Hacker, Johnson did not bill AFSI or the Bank in 2005 or 2006 for any other fees.

In all instances, Hacker, Johnson’s performance of these services was pre-approved by AFSI’s Audit Committee at a meeting thereof where all relevant facts were disclosed and discussed.

In order to be adopted, this item must be approved by the holders of a majority of the outstanding shares of AFSI’s common stock present or represented by proxy and entitled to vote at the Annual Meeting. If the shareholders do not vote in favor of the appointment of Hacker, Johnson, the Board of Directors will consider the selection of other auditors that are qualified to practice before the Securities and Exchange Commission.

ALARION FINANCIAL SERVICES, INC. • PROXY STATEMENT

One Northeast First Street Ocala, Florida 34470

The Board of Directors Recommends that Shareholders Vote “For” the Ratification of Hacker, Johnson & Smith, P.A., as the Independent Auditors for the Fiscal Year Ending December 31, 2007.

PROPOSAL III. ADJOURNMENT OF ANNUAL MEETING

The Board of Directors seeks your approval to adjourn the Annual Meeting in the event that there are not a sufficient number of votes to approve Proposals I and/or II at the Annual Meeting. In order to permit proxies that have been timely received by AFSI to be voted for an adjournment, we are submitting this item as a separate matter for your consideration.

If it is necessary to adjourn the Annual Meeting and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to shareholders, other than an announcement made at the Annual Meeting.

The Board of Directors Recommends that Shareholders Vote “For” the Approval of the Adjournment of the Annual Meeting.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in the Bank’s proxy materials for the 2007 Annual Meeting, a shareholder’s proposal to take action at such meeting must be received at AFSI’s corporate headquarters at One Northeast First Avenue, Ocala, Florida 34470, on or before December 4, 2007. Proposals must comply with the Securities and Exchange Commission’s proxy rules as provided in 17 C.F.R. Section 240.14a-8 in order to be included in the Bank’s proxy materials.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

AFSI has no formal procedures to follow for shareholders to communicate with the Board of Directors. Should a shareholder wish to submit a written communication to the Board or an individual director, the shareholder may mail or deliver such communication to Jon M. Kurtz, Chief Executive Officer and President, Alarion Financial Services, Inc., One Northeast First Avenue, Ocala, Florida 34470. All appropriate communications received from shareholders will be forwarded to the Board or any committee thereof, as appropriate. Should a shareholder wish to address the Board in person, the shareholder may submit such request to Mr. Kurtz. Depending on the matter the shareholder wishes to discuss with the Board and the Board’s schedule, the Board will consider such a request in determining whether to invite the shareholder to a Board meeting.

ALARION FINANCIAL SERVICES, INC. • PROXY STATEMENT

One Northeast First Street Ocala, Florida 34470

SOLICITATION

The cost of soliciting proxies on behalf of the Board of Directors for the Annual Meeting will be borne by AFSI. Proxies may be solicited by directors, officers, or our regular employees, in person or by telephone, e-mail, or mail. We are requesting persons and entities holding shares in their names, or in the names of their nominees, to send proxy materials to, and obtain proxies from, such beneficial owners. Those persons and entities will be reimbursed for their reasonable out-of-pocket expenses.

OTHER MATTERS WHICH MAY PROPERLY COME BEFORE

THE ANNUAL MEETING

The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting, other than those matters described in this Proxy Statement. If any other matter should properly come before the Annual Meeting, however, it is intended that the proxies solicited hereby will be voted in accordance with the judgment of the person or persons voting the proxies.

AVAILABILITY OF ADDITIONAL INFORMATION

Accompanying this Proxy Statement is AFSI’s 2005 Annual Report, which includes our audited financial statements. Additional copies of AFSI’s Annual Report or Form 10-KSB are available to shareholders at no charge. Any shareholder who would like an additional copy may contact Jon M. Kurtz, Chief Executive Officer and President, Alarion Financial Services, Inc., One Northeast First Avenue, Ocala, Florida 34470.

AFSI currently files periodic reports (including Form 10-KSBs, Form 10-QSBs, Proxy Statements, etc.) with the Securities and Exchange Commission. These periodic reports are filed electronically via EDGAR by AFSI and can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, DC 20549. The Securities and Exchange Commission maintains a website that contains registration statements, reports, proxy and information statements, and other information regarding registrants that file electronically with the Securities and Exchange Commission. Information filed by AFSI is available for review on this website. The address of the website is www.sec.gov.

ALARION FINANCIAL SERVICES, INC.

April 6, 2007

ALARION FINANCIAL SERVICES, INC. • PROXY STATEMENT

One Northeast First Street Ocala, Florida 34470

REVOCABLE PROXY

ALARION FINANCIAL SERVICES, INC.

ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints the members of the Board of Directors of Alarion Financial Services, Inc. (“AFSI”), with full powers of substitution, to act as proxy for, and attorney-in-fact, to vote all shares of the common stock of AFSI which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held the Gainesville Country Club, 7300 SW 35th Way, Gainesville, Florida on May 9, 2007, 2007, at 3:00 p.m., and at any and all adjournments thereof.

The undersigned shareholder of AFSI may revoke this Proxy at any time before it is voted by either filing with the Corporate Secretary of AFSI, a written notice of revocation, by delivering to AFSI a duly executed Proxy bearing a later date, or by attending this Annual Meeting and voting in person.

THE FOLLOWING PROPOSALS ARE BEING ACTED UPON:

PROPOSAL I: The election of nine members of AFSI’s board of directors;			FOR	AGAINST ALL

To withhold authority for any nominee, cross through his name:			☐	☐

Spencer Barrett	Carol R. Bosshardt	Gloria W. Fletcher
Michael P. Hill	Jon M. Kurtz	Ignacio L. Leon
Loralee W. Miller	Job E. White	Thomas W. Williams, Jr.

PROPOSAL II: The ratification of the selection of Hacker, Johnson & Smith, P.A. as the independent auditors for AFSI for 2007; and	FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL III: The adjournment of the Annual Meeting to solicit additional proxies in the event there are not sufficient votes to approve Proposals I or II.	FOR ☐	AGAINST ☐	ABSTAIN ☐

IN THEIR DISCRETION THE PROXY COMMITTEE IS AUTHORIZED TO TRANSACT AND TO VOTE UPON SUCH OTHER BUSINESS as may properly come before this Annual Meeting or any adjournments thereof.

NOTE: When properly executed, this Proxy will be voted in the manner directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED.

IMPORTANT: Please sign your name exactly as it appears on your stock certificate. When shares are held by joint tenants, both should sign, when signing as attorney, executor, administrator, agent, trustee or guardian, please give full title. If shareholder is a corporation, please sign in full corporate name by president or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person.

The undersigned acknowledges receiving from AFSI, prior to the execution of the Proxy, a Notice of the Annual Meeting and a Proxy Statement dated April 6, 2007.

No. of Common Shares Voting:	Signature:

Signature if held jointly:

ADDRESS LABEL	Date:

Please mark, sign, date and return this Proxy Card promptly, using the enclosed envelope. If you receive more than one Proxy Card, please sign and return all cards in the accompanying envelope.